Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quartlery Report of Innventure, Inc. (the “Company”) on Form 10-Q for the three months ended March 31, 2026 (the “Report”), Gregory W. Haskell, Chief Executive Officer of the Company, certifies, to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2026

By:     /s/ Gregory W. Haskell
Gregory W. Haskell
Chief Executive Officer
(Principal Executive Officer)